UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 20, 2011, SL Industries, Inc., a New Jersey corporation (the "Company") entered into a Fourth Amendment to the Credit Agreement with Bank of America, N.A., as administrative agent and lender, and a syndicate of other lenders party thereto (the “Fourth Amendment”), further amending that certain Amended and Restated Revolving Credit Agreement entered into as of October 23, 2008 among the Company, subsidiaries of the Company party thereto, Bank of America, N.A., as administrative agent and lender, and a syndicate of other lenders party thereto (as amended, the “Credit Agreement”).  The Credit Agreement was previously amended on August 12, 2009, November 19, 2010, and March 28, 2011.

The Fourth Amendment, among other things, (a) amends the definition of Maturity Date to extend the Maturity Date of the Credit Agreement to July 1, 2012, (b) amends the definition of Applicable Margin to lower the Applicable Margin, and (c) amends the definition of Commitment Fee Margin to lower the Commitment Fee Margin.

The foregoing summary of the material terms of the Fourth Amendment is qualified in its entirety by the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Exhibits

10.1	Fourth Amendment to Credit Agreement, dated July 20, 2011, by and among the Company, Bank of America, N.A. as administrative agent and lender, and a syndicate of other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date: July 22, 2011

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer